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                                                                     EXHIBIT 23



INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-00173 of Oakhurst Company, Inc. on Form S-3 and Registration Statement No.'s 33-83040, 33-83038 and 33-83180 of Oakhurst Company, Inc. on Form S-8 or our report dated June 12, 1997, appearing in the Annual Report on Form 10-K of Oakhurst Company, Inc. for the year ended February 28, 1997.




Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 12, 1997